                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             LAFARGE CORPORATION
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                              LAFARGE CORPORATION
                           11130 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 1999

     Notice is hereby given that the annual meeting of stockholders of Lafarge Corporation (the "Company") will be held on Tuesday, May 4, 1999 at 9:00 a.m., local time, at the Ritz Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia, for the following purposes:

          (1) To elect a Board of Directors for the ensuing year;

          (2) To ratify the appointment of Arthur Andersen LLP as auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1999; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof, according to the proxies' discretion, and in their discretion.

     Only holders of record of the Voting Stock and Common Stock of the Company at the close of business on March 8, 1999 are entitled to notice of and to vote at the meeting or any adjournment thereof. Holders of record of Exchangeable Preference Shares of Lafarge Canada Inc. ("LCI"), a subsidiary of the Company, are entitled to voting rights in the Company through a trust that holds shares of the Voting Stock of the Company.

     A record of the Company's activities and consolidated financial statements for the fiscal year ended December 31, 1998 are contained in the enclosed 1998 Annual Report.

Dated: March 29, 1999
                                           By Order of the Board of Directors,
                                               DAVID C. JONES
                                           Vice President--Legal
                                           Affairs and Secretary

                             ---------------------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                              LAFARGE CORPORATION
                           11130 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191

                                PROXY STATEMENT

INTRODUCTION

     The enclosed proxy is solicited by the Board of Directors of Lafarge Corporation ("Lafarge Corp." or the "Company") for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice.

     Shares represented by a proxy in the form enclosed, duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given, but in the absence of directions to the contrary, such shares will be voted for the election of the Board's nominees for director and in favor of the other proposals set forth in the foregoing notice. Any stockholder of the Company may revoke his or her proxy, at any time before it has been exercised, by notice in writing to the Secretary of the Company. Any holder of exchangeable preference shares (the "Exchangeable Shares") of Lafarge Canada Inc. ("LCI"), a subsidiary of the Company, may revoke his or her voting instructions to the Montreal Trust Company (the "Trustee"), at any time before the Trustee has acted upon such instructions, by notice in writing to the Trustee.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by telephone or telefax.

     The approximate date on which this proxy statement and the form of proxy are first being sent to stockholders is March 29, 1999.

VOTING SECURITIES

     The securities with voting rights in the Company which were outstanding at March 8, 1999, the record date, consisted of 67,462,741 shares of common stock, par value $1.00 per share (the "Common Stock"), and 4,924,041 shares of voting stock (the "Voting Stock") of the Company. The Company has deposited shares of Voting Stock in trust under an arrangement which entitles each holder (other than LCI and the Company) of Exchangeable Shares to vote at meetings of stockholders of the Company on the basis of one vote in the Company for each whole share of Common Stock for which the Exchangeable Shares held by such holder are then exchangeable. Exchangeable Shares are presently exchangeable, at the option of the holder, into Common Stock on a one for one basis. Each holder of record of Common Stock or Exchangeable Shares (collectively, the "Voting Securities") is entitled to one vote for each such share so held, with all stockholders voting together as a single class.

     Each holder of shares of any class of Voting Securities is entitled to one vote for each share owned of record on the record date; provided, however, that any bona fide transferee of Exchangeable Shares after the close of business on such record date shall be entitled to instruct the Trustee with respect to the exercise of the voting rights pertaining to such shares or to attend the annual meeting of stockholders of the Company and to personally exercise such voting rights if, not later than ten business days prior to such meeting, such transferee delivers written notice to the Trustee of his or her intention to so instruct the Trustee or to so attend and vote and, within five business days of such meeting, produces for inspection by the Trustee at its principal corporate trust office in Montreal, Quebec, properly endorsed certificates for such shares, or otherwise establishes to the satisfaction of the Trustee that he or she is the bona fide owner of such shares.

     The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for the election of directors. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

     The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for ratification of the appointment of independent auditors. For purposes of the vote regarding independent auditors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 8, 1999, information with respect to stockholders who were known to be beneficial owners of more than five percent of any class of Voting Securities.

                                                                          AMOUNT AND NATURE
                                                                            OF BENEFICIAL     PERCENT
          TITLE OF CLASS            NAME AND ADDRESS OF BENEFICIAL OWNER      OWNERSHIP       OF CLASS
          --------------            ------------------------------------  -----------------   --------
Common Stock(1)                     Lafarge S.A.                             37,531,239(2)      51.9%
                                    61-63 rue des Belles Feuilles
                                    76116 Paris France

Common Stock                        FMR Corp.(3)                              4,760,967(3)       7.1%
                                    82 Devonshire Street
                                    Boston, Massachusetts 02109

---------------

(1) Under the rules and regulations of the Securities and Exchange Commission, a "beneficial owner" is defined generally as any person who, directly or indirectly, has or shares voting power or investment power with respect to a security, and a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Accordingly, the table includes Exchangeable Shares, which are presently exchangeable at the option of the holder into Common Stock on a one for one basis. In addition, any securities not outstanding but which may be so acquired are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Holders of Exchangeable Shares (other than LCI and the Company) have voting rights in the Company through a trust holding shares of the Voting Stock and are entitled to direct the voting of one share of Voting Stock for each Exchangeable Share held.

(2) Includes 22,365,902 shares of Common Stock held of record by Lafarge (U.S.) Holdings, a New York trust in which Lafarge S.A. owns 100% of the beneficial interest ("Lafarge Holdings"), 14,603,259 shares of Common Stock held of record by Paris-Zurich Holdings, a New York trust in which the beneficial owners are Lafarge (U.S.) Holdings and Cementia Holdings A.G., a Swiss corporation and a majority-owned subsidiary of Lafarge S.A. and additional Voting Securities held by certain other affiliates of Lafarge S.A.

(3) This information is based on a Schedule 13G dated February 1, 1999 filed with the U.S. Securities and Exchange Commission and received by the Company. The Schedule 13G reports beneficial ownership by FMR Corp. of 4,760,967 shares, with sole power to dispose or direct the disposition of all of these shares, and with sole power to vote or direct the vote for 137,300 of these shares. The Schedule 13G further reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares, and that the interest of one person, Fidelity Magellan Fund, an investment company registered under the Investment Company Act of 1940, in the shares of Common Stock beneficially owned by FMR Corp. amounted to 4,437,859 shares, or 6.6% of the Voting Securities.

     On November 1, 1993, Lafarge S.A. and the Company entered into an option agreement (the "Option Agreement") intended to enable Lafarge S.A. to maintain its existing margin of voting control in the event of future issuances by the Company of its Voting Securities. The Option Agreement grants the Lafarge S.A.

Group the right, until October 31, 2003, to purchase from the Company additional Voting Securities. The Option Agreement is essentially a renewal of an option agreement between Lafarge S.A. and the Company dated October 31, 1983 and which expired on October 31, 1993. The Option Agreement was approved by the vote of the independent directors of the Company (being those directors who have no affiliation with Lafarge S.A.) based upon the business advantages for the Company which result from Lafarge S.A.'s majority ownership of the Company. Lafarge S.A. has informed the Company that it presently intends to maintain ownership of a majority of the outstanding Voting Securities and to control the election of the Board of Directors.

     Lafarge S.A. is a public company whose voting securities are traded on various European securities exchanges. In the opinion of Lafarge S.A.'s directors and its management, Lafarge S.A. is controlled by its Board of Directors. The Lafarge Group is principally engaged in the manufacture and sale of cement, concrete, aggregates, gypsum products, specialty materials and roofing. Active in 65 countries, the Lafarge Group had 1998 sales of $11.4 billion.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 8, 1999, the beneficial ownership of the Company's Voting Securities held by each of the Company's current directors who is standing for reelection, nominees for directors, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, based upon information obtained from such persons:

                                                      BENEFICIAL OWNERSHIP    BENEFICIAL OWNERSHIP
                                                        OF THE COMPANY'S        OF LAFARGE S.A.
                                                        COMMON STOCK(1)         COMMON STOCK(2)
                                                    ------------------------  --------------------
                                                     NUMBER         PERCENT    NUMBER     PERCENT
       NAME                    POSITION             OF SHARES       OF CLASS  OF SHARES   OF CLASS
       ----                    --------             ---------       --------  ---------   --------
Thomas A. Buell      Current director and nominee     10,500(3)        *             0       *
Marshall A. Cohen    Current director and nominee     10,000(4)        *             0       *
Bertrand P. Collomb  Current director, nominee and   105,101(5)        *        61,210(6)    *
                       executive officer
Philippe P. Dauman   Current director and nominee      3,500(7)        *             0       *
Bernard L. Kasriel   Current director, nominee and     9,500(8)        *        12,879(9)    *
                       executive director
Jacques Lefevre      Current director and nominee      2,100(10)       *        16,566(11)   *
Paul W. MacAvoy      Current director and nominee     11,000(3)        *             0       *
Claudine B. Malone   Current director and nominee      9,250(12)       *             0       *
Robert W. Murdoch    Current director and nominee     11,100(3)        *         1,536       *
Bertin F. Nadeau     Current director and nominee     10,023(13)       *             0       *
John D. Redfern      Current director and nominee     19,730(3)        *           559       *
Joe M. Rodgers       Current director and nominee     10,500(14)       *             0       *
Michel Rose          Current director and nominee     60,500(7)        *         4,934(15)   *
Ronald D. Southern   Current director and nominee     10,130(16)       *             0       *
John M. Piecuch      Current director, nominee and   113,371(17)       *         6,103(18)   *
                       executive officer
Edward T. Balfe      Executive officer                90,658(19)       *         2,223(7)    *
Peter H. Cooke       Executive officer                34,174(20)       *             0       *
Duncan S. Gage       Executive officer                19,618(21)       *         2,244(22)   *
Larry J. Waisanen    Executive officer                18,940(23)       *         2,888(24)   *
All directors and executive officers of the          694,421(25)       *       112,740(26)   *
  Company as a group (28 persons)

---------------
  *  Less than 1%

 (1) Unless otherwise indicated, all shares are directly owned. Under the rules and regulations of the Securities and Exchange Commission, a "beneficial owner" is defined generally as any person who, directly or indirectly, has or shares voting power or investment power with respect to a security, and a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Accordingly, the table includes (a) Exchangeable Shares which are presently exchangeable at the option of the holder into Common Stock on a one for one basis; and (b) Common Stock and Exchangeable Shares covered by stock options that were exercisable on the record date or within 60 days thereafter (referred to in the following footnotes as "currently exercisable options"). In addition, any securities not outstanding but which may be so acquired are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Holders of Exchangeable Shares have voting rights in the Company through a trust holding shares of the Voting Stock and are entitled to direct the voting of one share of Voting Stock for each Exchangeable Share held.

 (2) Lafarge S.A. is the Company's "parent" as that term is defined in regulations promulgated under the Securities Exchange Act of 1934, as amended.

 (3) Includes 9,000 shares not outstanding but subject to currently exercisable options.

 (4) Includes 9,000 shares not outstanding but subject to currently exercisable options and 1,000 shares are owned by Adroit Investments Ltd., which is controlled by Mr. Cohen.

 (5) Includes 97,500 shares not outstanding but subject to currently exercisable options.

 (6) Includes 59,997 shares not outstanding but subject to currently exercisable options.

 (7) These shares are not outstanding but are subject to currently exercisable options.

 (8) Includes 7,500 shares not outstanding but subject to currently exercisable options.

 (9) Includes 11,111 shares not outstanding but subject to currently exercisable options.

(10) Includes 2,000 shares not outstanding but subject to currently exercisable options.

(11) Includes 15,366 shares not outstanding but subject to currently exercisable options.

(12) Includes 9,000 shares not outstanding but subject to currently exercisable options and 250 shares are owned by Financial & Management Consulting, Inc. which is controlled by Ms. Malone.

(13) Includes 9,000 shares not outstanding but subject to currently exercisable options and 1,023 shares are owned by La Financiere Nadeau Ltd. which is controlled by Mr. Nadeau.

(14) Includes 9,000 shares not outstanding but subject to currently exercisable options and 1,500 shares are owned by JMR Investments which is controlled by Mr. Rodgers and his wife.

(15) Includes 4,446 shares not outstanding but subject to currently exercisable options and 488 shares owned by Mr. Rose's wife.

(16) Includes 9,000 shares not outstanding but subject to currently exercisable options and 1,130 shares are owned by Sentgraf Enterprises Ltd., which is controlled by Mr. Southern.

(17) Includes 108,750 shares not outstanding but subject to currently exercisable options.

(18) Includes 5,993 shares not outstanding but subject to currently exercisable options.

(19) Includes 86,250 shares not outstanding but subject to currently exercisable options.

(20) Includes 32,500 shares not outstanding but subject to currently exercisable options.

(21) Includes 18,750 shares not outstanding but subject to currently exercisable options.

(22) Includes 2,223 shares not outstanding but subject to currently exercisable options.

(23) Includes 18,125 shares not outstanding but subject to currently exercisable options.

(24) Includes 2,771 shares not outstanding but subject to currently exercisable options.

(25) Includes 649,000 shares not outstanding but subject to currently exercisable options.

(26) Includes 105,482 shares not outstanding but subject to currently exercisable options.

                             ELECTION OF DIRECTORS

     The business and affairs of the Company are managed under the direction of the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. When the Board is not in session, the Executive Committee may exercise the powers of the Board of Directors in the management of the business and affairs of the Company with specified limitations. The Executive Committee of the Board of Directors is presently composed of Bertrand P. Collomb, Bernard L. Kasriel, John D. Redfern and John M. Piecuch. The Board of Directors held five meetings in 1998. During 1998, Ronald
D. Southern attended fewer than 75 percent of the aggregate of the number of meetings of the Board of Directors and the meetings of the committees on which he served.

     As permitted by the by-laws of the Company, the Board of Directors has also designated several other committees from its members, including a Board Governance Committee, a Management Development and Compensation Committee and an Audit Committee. One of the functions of the Board Governance Committee is to recommend nominees for election as directors at the annual meeting of stockholders and to recommend candidates for election to fill vacancies on the Board if they occur. The Board of Directors considers and takes action upon the recommendations of the Board Governance Committee. Although this committee has no formal policy on the subject, the Board believes that any nominee recommended by a stockholder in writing to the Secretary of the Company with complete biographical data regarding the nominee would be considered by the Board Governance Committee. The Board Governance Committee is presently composed of Thomas A. Buell, Bertrand P. Collomb, Philippe P. Dauman, Claudine B. Malone and John D. Redfern. This Committee met three times in 1998. The Management Development and Compensation Committee is presently composed of Thomas A. Buell, Claudine B. Malone, John D. Redfern and Ronald D. Southern. This Committee met four times in 1998.

     At the annual meeting of stockholders, 15 directors are to be elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Holders of Voting Securities having the right to vote shall be entitled to vote each share of stock held on the record date for as many individuals as there are directors to be elected. Cumulative voting is not permitted.

     All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board of Directors, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person designated by the Board. Certain background information regarding the 15 nominees of the Board for directors of the Company is set forth below. Each of the nominees has consented to serve as a director if elected. All of the nominees are currently directors of the Company.

NAME, PRINCIPAL OCCUPATION, OTHER DIRECTORSHIPS AND AGE

THOMAS A. BUELL, Director/Consultant of Weldwood of Canada Limited (diversified manufacturer of paper products). Mr. Buell has served in such capacity since May 1996. Mr. Buell, age 67, was Chairman of the Board of Weldwood of Canada Limited from January 1979 to April 1996 and President and Chief Executive Officer of such company from August 1975 to December 1992. He is also a director of Placer Dome Inc., B.C. Gas, Inc., Swiss Bank Corporation (Canada), Trans Mountain Pipe Line Company Ltd., TimberWest Forest Limited and Air Liquide Canada Inc. He has served as a director of the Company since January 1, 1993.

MARSHALL A. COHEN, Counsel, Cassels, Brock & Blackwell, Barristers and Solicitors. Mr. Cohen, age 63, has served in such capacity since October 1996. From November 1988 to September 1996, he was President and Chief Executive Officer and a director of The Molson Companies Limited. He is also a director of Barrick Gold Corporation, American International Group, Inc. and Clark USA. He has served as a director of the Company since 1991.

BERTRAND P. COLLOMB, Chairman of the Board of the Company and Chairman of the Board and Chief Executive Officer of Lafarge S.A. Mr. Collomb, age 56, has served as Chairman of the Board of the Company since January 1989 and as Chairman of the Board and Chief Executive Officer of Lafarge S.A. since August 1,

1989. He served as Vice Chairman of the Board and Chief Operating Officer of Lafarge S.A. from January 1989 to August 1, 1989. He was Vice Chairman of the Board and Chief Executive Officer of the Company and Senior Executive Vice President of Lafarge S.A. from 1987 until January 1989. He has served as a director of the Company since 1985.

PHILIPPE P. DAUMAN, Deputy Chairman and Executive Vice President of Viacom, Inc. (entertainment). Mr. Dauman, age 45, has served as Deputy Chairman since January 1996 and as Executive Vice President since March 1994. He has served as Chief Administrative Officer of such company since March 1994 and also held the title of General Counsel from January 1993 to October, 1998. Previously Mr. Dauman was a partner of the law firm Shearman & Sterling. He is also a director of Viacom's parent company, National Amusements, Inc. as well as Spelling Entertainment Group, Inc. He has served as a director of the Company since 1997.

BERNARD L. KASRIEL, Vice Chairman of the Board of the Company and Vice Chairman and Chief Operating Officer of Lafarge S.A. Mr. Kasriel, age 52, was elected to his current position in May 1996. He has served as Vice Chairman and Chief Operating Officer of Lafarge S.A. since January 1, 1995. Prior to that he served as Managing Director of Lafarge S.A. from 1989 to 1994, Senior Executive Vice President of Lafarge S.A. from 1987 to 1989 and Executive Vice President of Lafarge S.A. from 1982 until March 1987. Mr. Kasriel is also a director of Sonoco Products Company. He has served as a director of the Company since 1989.

JACQUES LEFEVRE, Vice Chairman and Chief Operating Officer of Lafarge S.A. Mr. Lefevre, age 60, has served as Vice Chairman and Chief Operating Officer of Lafarge S.A. since January 1, 1995. From August 1, 1989 to 1994, he served as Managing Director of Lafarge S.A. He served as Senior Executive Vice President of Lafarge S.A. from 1987 to August 1, 1989 and as Executive Vice President of Lafarge S.A. from 1983 to 1987. He has served as a director of the Company since 1983.

PAUL W. MACAVOY, Williams Brothers Professor of Management Studies, Yale School of Management ("SOM"). Mr. MacAvoy, age 64, has been Williams Brothers Professor since 1992. He served as Dean of the Yale SOM from 1992 to 1994, as McLaughlin Visiting Professor of Business Administration, Amos Tuck School, Dartmouth College in 1991, as Lester Crown Visiting Professor, Yale SOM from 1990 to 1991 and as Dean and John M. Olin Professor of Public Policy, W.E. Simon Graduate School of Business Administration, University of Rochester from 1983 to 1991. He has served as a director of the Company since 1993.

CLAUDINE B. MALONE, President of Financial & Management Consulting, Inc. Ms. Malone, age 62, has served in such capacity since 1982. Ms. Malone is also a director of Dell Computer Corp., the Federal Reserve Bank of Richmond, Hannaford Bros. Co., Hasbro, Inc., Houghton Mifflin Company, The Limited Inc., Lowe's Companies, Mallinckroot Group Inc., SAIC Corp. and Union Pacific Resources Corporation. She has served as a director of the Company since May 1994.

ROBERT W. MURDOCH, Corporate Director. Mr. Murdoch, age 57, was formerly President and Chief Executive Officer of the Company from January 1989 to August 1992, President and Chief Executive Officer of LCI from 1985 to 1992, Senior Executive Vice President of Lafarge S.A. from August 1989 to September 1992 and President and Chief Operating Officer of the Company from 1987 to 1989. Mr. Murdoch is also a director of Lafarge S.A., LCI, Usinor S.A., Sierra Systems Group Inc. and Power Corporation International Limited. He has served as a director of the Company since 1987.

BERTIN F. NADEAU, Chairman of the Board and Chief Executive Officer of GescoLynx Inc. (a private holding company). Mr. Nadeau has served in such capacity since September 30, 1994. He was also Chairman of the Board, President and Chief Executive Officer of Unigesco Inc. from 1982 to September 1994 and Chairman of the Board of Unigesco's affiliate, Univa Inc. (a marketer and distributor in the food sector) from October 1989 to July 1993. Mr. Nadeau, age 58, is also a director of Sun Life Assurance Company of Canada. He has served as a director of the Company since 1988.

JOHN M. PIECUCH, President and Chief Executive Officer of the Company and Group Executive Vice President of Lafarge S.A. Mr. Piecuch, age 50, has served as President and Chief Executive Officer of the Company since October 1, 1996 and as Group Executive Vice President of Lafarge S.A. since July 1, 1994. He served as Senior Executive Vice President of the Company from 1992 to June 30, 1994 and as Executive

Vice President of the Company from 1989 to 1992. He has served as a director of the Company since August 1, 1994.

JOHN D. REDFERN, Chairman of the Board of LCI. Mr. Redfern has served as Chairman of the Board of LCI since 1984. Mr. Redfern served as Vice Chairman of the Board of the Company from January 1989 to May 1996, as Chairman of the Board of the Company from 1985 until January 1989, as President and Chief Executive Officer of the Company from 1983 until 1985 and as Chief Executive Officer of LCI from 1977 to 1985. Mr. Redfern, age 63, is also a director of LCI. He has served as a director of the Company since 1983.

JOE M. RODGERS, Chairman, The JMR Group (investment company). Mr. Rodgers, age 65, served as the United States Ambassador to France from 1985 until 1989. He is also a director of AMR Corporation/American Airlines, Inc., Gaylord Entertainment Company, SunTrust Bank, Nashville, N.A., Thomas Nelson, Inc., Towne Services, Inc., and Tractor Supply Company. He has served as a director of the Company since 1989.

MICHEL ROSE, Group Senior Executive Vice President of Lafarge S.A. Mr. Rose has served as Senior Executive Vice President of Lafarge S.A. since 1989. Mr. Rose, age 56, served as President and Chief Executive Officer of the Company from September 1, 1992 until September 30, 1996. He served as Chairman and Chief Executive Officer of Orsan S.A., a subsidiary of Lafarge S.A., from 1987 to 1992. He has served as a director of the Company since 1992.

RONALD D. SOUTHERN, Chairman of the Board and Chief Executive Officer of ATCO Ltd. (a diversified industrial company) and Chairman of the Board and Chief Executive Officer of Canadian Utilities Limited (a utility company). Mr. Southern has served ATCO Ltd. as Chairman of the Board since May 1990 and as CEO since 1968. He was also President of such company from June 1988 until the end of 1993. He has been Chairman of the Board of Canadian Utilities Limited since 1981 and he became CEO of such company in January 1994. Mr. Southern, age 68, is also a director of Canadian Pacific Limited, Canadian Airlines Corporation, Fletcher Challenge Canada Limited, Royal & Sun Alliance Insurance Company of Canada, Chrysler Canada Ltd., Imasco Limited and Southam Inc. He has served as a director of the Company since 1985.

     There is no family relationship between any of the nominees or between any of the nominees and any executive officer of the Company or any of its subsidiaries. For information regarding certain business relationships between certain nominees and the Company, see "Executive Compensation -- Transactions with Management and Others."

     On March 18, 1998, a shareholder derivative lawsuit was filed in the Circuit Court for Montgomery County, Maryland. The lawsuit, filed against all of the directors of the Company, alleges that they committed breach of fiduciary duty, corporate waste, and gross negligence in connection with the Company's purchase of a number of construction materials businesses in North America from Lafarge S.A., its majority stockholder (the "Redland Transaction"). Lafarge S.A. took control of these businesses in late 1997, when it acquired the British construction materials firm Redland PLC.

     The Redland Transaction was proposed to the Company in late 1997. The Company's Board of Directors appointed a special committee of independent directors to evaluate the Redland Transaction. The special committee conducted extensive due diligence and retained independent professionals to assist with its evaluation, including an investment banking firm which advised the committee regarding the fairness of the price and terms of the proposed Redland Transaction. Based on its due diligence and the opinions of its specially-retained advisers, the special committee recommended the Redland Transaction for approval by the full Board of Directors of the Company. On March 16, 1998, the full Board, consisting of a majority of independent directors, approved the Redland Transaction. The Redland Transaction was publicly announced on March 17, 1998.

     The Company has been advised by its directors that the lawsuit against them, which challenges their conduct in evaluating and approving the Redland Transaction, is without merit. The directors have been vigorously defending against the lawsuit. The initial complaint was filed on March 18, 1998. The directors filed a motion to dismiss on May 19, 1998, which was granted on July 20, 1998. With the court's permission, the plaintiff filed an amended complaint on August 28, 1998. The directors filed a motion to dismiss the amended complaint on September 10, 1998. That motion was argued on February 22, 1999, and is currently under advisement with the court.

                             EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Management Development and Compensation Committee of the Board of Directors (the "Compensation Committee") and, with respect to stock-based compensation, the Stock Option Committee of the Board of Directors (the "Stock Option Committee"). None of the directors serving on the Compensation Committee or Stock Option Committee is an employee of the Company. All decisions made by the Compensation Committee relating to the compensation of the Company's executive officers are presented to, and available for review by, the full Board. All decisions relating to awards to employees under the Company's Stock Option Plan are made solely by the Stock Option Committee.

     The following is a report submitted by members of the Compensation Committee and Stock Option Committee, addressing the Company's compensation policy as it related to the executive officers for fiscal 1998.

              REPORT TO STOCKHOLDERS BY THE MANAGEMENT DEVELOPMENT
                AND COMPENSATION COMMITTEE AND THE STOCK OPTION
                 COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

                  TO THE STOCKHOLDERS OF LAFARGE CORPORATION:

COMPENSATION POLICY

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate competitive levels of annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. This annual cash compensation, together with the payment of equity-based, incentive compensation, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. All executive officers and certain key managers participate in the Company's incentive compensation plans.

     In 1998, the Company's executive compensation program consisted primarily of (i) base salary adjusted from the prior year, (ii) a bonus opportunity, based upon the performance measurements described below, and (iii) options granted under the Company's 1993 Stock Option Plan.

     Base Salary. In establishing base salaries for executive officers of the Company, the Company participates in executive compensation surveys with other construction materials and cement companies in the United States and Canada, reviews market data of general industry companies of similar size, and utilizes Hay & Associates, independent compensation consultants. The comparison group utilized by Hay & Associates for the Company for cash compensation matters generally includes industrial companies with annual sales in excess of $1 billion, that employ more than 1,000 full time employees, with a unionized labor force, which have been profitable over the most recent two to three year period and which participate in the Hay & Associates compensation survey. Individual performance among the companies included in the comparison group is not separately evaluated. None of the five companies in the peer group index constructed by the Company for the performance graph which appears in this proxy statement is a participant in the Hay & Associates survey and therefore none of them is included in the comparison group utilized by Hay & Associates for the Company.

     The Company annually sets base salary targets, or midpoints, for each of its executives, including the President and Chief Executive Officer, at levels within the range of those persons holding comparably responsible positions at other companies in the Company's comparison group. Such midpoints are established based upon a point system devised by the Company's consultants to assign a value for each executive office, taking into account the various responsibilities and duties of the specific position. Due to Lafarge's long-term approach to compensation and the cyclical nature of the Company's business, historically a greater percentage of the annual compensation (base salary plus bonus) paid to executive officers has been represented by the salary component. Consequently, the Company has paid slightly higher base salaries and lower annual bonuses than other companies in its comparison group. However, the annual cash compensation targets for the Company's executive officers have generally been set at the middle point of the range for annual cash compensation totals in the comparison group.

     Salaries for executive officers are reviewed by the Board's Management Development and Compensation Committee (the "Compensation Committee") in the first quarter of each year and may be increased at that time on the basis of the individual performance of the executive, as evaluated by senior management, the Company's expected financial performance, and changes in competitive pay levels. An annual overall budget of salary increases for the year is prepared, based upon the Company's expected financial performance and taking into consideration the expected pay increases, if any, indicated by the various industry surveys and the Company's compensation consultant. The Compensation Committee then utilizes this budget in establishing salaries based upon management's evaluation of each officer's prior year's performance. In 1998, in view of the Company's long-term compensation objectives and improvements in the Company's financial results, the budgeted salary increases were comparable to projected salary increases for the comparison group utilized by Hay & Associates for the Company.

     The base salary of $490,000 for the President and Chief Executive Officer was established in accordance with the policies established for all executive officers and was slightly above the midpoint of the range for persons holding comparable positions at other companies in the comparison group. The Chairman of the Board reviews on an annual basis the Chief Executive Officer's performance and makes a salary recommendation which is acted upon by the Compensation Committee. The 1998 salaries of the other executive officers of the Company listed in the Summary Compensation Table in this proxy statement (the "named executive officers") ranged from approximately 94% to 109% of the midpoints established with respect to each of such positions.

     Annual Incentives. The Company has an annual bonus plan that provides for the payment of bonuses to certain executive officers and key managers contingent upon the achievement of certain financial targets and/or individual objectives. The bonus plan is intended to reward the accomplishment of corporate objectives, reflect the Company's priority on maximizing earnings, and provide a fully competitive compensation package which will attract, reward and retain quality individuals. Under the plan, one-half of the total bonus opportunity for a participant is based upon the attainment of financially based Company performance objectives and one-half of the total bonus opportunity is based upon the achievement of individual objectives. If both the Company and individual performance objectives are attained or surpassed, participants will be eligible to receive maximum amounts ranging from 15% to 70% of their base salary, depending upon their position with the Company.

     Financially based performance objectives measure the Company's performance for the year against certain return on equity and return on net asset criteria. Subjective performance criteria are used to evaluate each officer's individual performance with respect to the individual objectives defined for such officer at the beginning of each year. Individual objectives may include the performance of a specific division or product line for which an officer is responsible, the reduction of Company or division expenses or debt, or other specific tasks or goals, and typically include a series of non-quantifiable objectives.

     Annual incentives are paid only upon the achievement of either financial performance objectives or individual performance objectives for the year. Because of the Company's improved earnings performance, financial performance bonuses were paid with respect to 1998 in amounts in the range of 25% to 35% of the salaries of the Chief Executive Officer and the named executive officers. The individual performance bonuses paid to these persons with respect to 1998 were in the range of 24% to 41% of such salaries.

     Mr. Piecuch's total bonus amount was equal to approximately 76% of his 1998 salary. The Company performance objective on which a portion of such bonus was based was the achievement by the Company of return on equity and return on net assets targets specified by the Compensation Committee. The factors considered by the Compensation Committee in determining the portion of the bonus based on individual objectives included his leadership role with respect to the Company's improved financial performance in 1998 and the successful integration of the Redland Transaction.

     Long-Term Incentives. Long-term incentive awards strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of shareholders. Long-term awards granted in 1998 consisted of non-qualified stock options granted under the Company's 1993 Stock Option Plan. Unlike cash, the value of a stock option will not be immediately realized and does not result in a current expense to the Company. Stock options are granted with exercise prices equal to the prevailing market value of the Common Stock and will have value only if the Company's stock price increases, resulting in a commensurate benefit for the Company's stockholders. Generally, grants may vest in equal amounts over four years. Executives generally must be employed by the Company or an affiliate of the Company at the time of vesting.

     The Board's Stock Option Committee (the "Stock Option Committee") considers on an annual basis the grant of options to executive officers and key managers. The number of options granted is generally based upon the position held by a participant and the Stock Option Committee's subjective evaluation of such participant's contribution to the Company's future growth and profitability. In accordance with the policy maintained by the Stock Option Committee, the total number of options granted annually under the Company's stock option program represents approximately 1% of the approximately 72,000,000 outstanding shares of Common Stock of the Company (including LCI Exchangeable Shares). Generally, the grant of options is an annual determination, but the Stock Option Committee may consider the size of past awards and the total amounts outstanding in making such a determination. In 1998, the Stock Option Committee granted to Mr. Piecuch options to purchase 35,000 shares of the Company's Common Stock based upon the foregoing factors.

     Lafarge S.A., the Company's principal stockholder, has advised the Company that it intends to grant to certain executive officers of the Company options to purchase shares of Lafarge S.A. common stock from time to time, in recognition of their contributions to the overall performance of Lafarge S.A. and its affiliated companies. Options granted by Lafarge S.A. are not considered by the Stock Option Committee in determining the number of options to be granted by the Company.

     The Compensation Committee and the Stock Option Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committees believe that compensation levels during 1998 adequately reflect the Company's compensation goals and policies.

March 1, 1999

 MANAGEMENT DEVELOPMENT AND COMPENSATION
 COMMITTEE                                         STOCK OPTION COMMITTEE
Thomas A. Buell, Chairman                          Thomas A. Buell, Chairman
Claudine B. Malone                                 Claudine B. Malone
John D. Redfern                                    Ronald D. Southern
Ronald D. Southern

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Of the directors who constitute the Compensation Committee and the Stock Option Committee, only John D. Redfern has been an officer of the Company or of LCI. Mr. Redfern's current and previous positions with the Company and LCI are described under "Election of Directors".

     Mr. Buell is a director of B.C. Gas, Inc. from which LCI purchased natural gas ($1,161,000) in 1998. Mr. Southern is a director of Canadian Pacific Limited from which LCI purchased railroad transportation

($7,381,000) in 1998. All of these purchases were made in the ordinary course of business at competitive rates.

     Ms. Malone is a director of Lowe's Companies, to which the Company sold gypsum wallboard ($5,811,000) in 1998. Mr. Buell is a director of Placer Dome Inc. to which the Company sold fly ash, cement and ready-mixed concrete ($2,164,000) in 1998. All of these sales were made in the ordinary course of business at competitive rates.

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the Chief Executive Officer and the other four executive officers of the Company who were the most highly compensated for the year ended December 31, 1998 who were serving as executive officers at year end.

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                               ------------
                                                                                SECURITIES
                                           ANNUAL COMPENSATION                  UNDERLYING
                              ----------------------------------------------      STOCK
          NAME AND                                            OTHER ANNUAL       OPTIONS       ALL OTHER
     PRINCIPAL POSITION       YEAR    SALARY       BONUS     COMPENSATION(1)       (#)        COMPENSATION
----------------------------  ----   --------     --------   ---------------   ------------   ------------
John M. Piecuch               1998   $416,500(2)  $315,775(2)                     35,000        $ 24,148(3)
  President and Chief         1997    382,500(4)   230,648(4)                     35,000          24,316
  Executive Officer of        1996    148,095(5)    47,260(5)                     10,000         150,282(6)
  Lafarge Corp.; President
  and Chief Executive
  Officer of LCI
Edward T. Balfe               1998    323,000      210,000                        25,000          27,000(7)
  Executive Vice President    1997    264,000      149,200       $28,483(8)       20,000          27,359
  and President,              1996    246,400      120,700                        20,000          27,430
  Construction Materials
Duncan S. Gage                1998    265,000      141,775                        20,000          27,452(9)
  Executive Vice President    1997    253,200      131,800                        20,000          27,975
  and President, U.S. Cement  1996    237,967      114,900                        20,000          27,986
  Operations
Peter H. Cooke                1998    195,489      106,508                        20,000           4,360(10)
  Executive Vice President    1997    190,661       99,230                        20,000           5,468
  and President, Canadian     1996    173,168       79,647                        20,000           5,913
  Cement Operations
Larry J. Waisanen             1998    230,000      133,800                        17,500          19,720(11)
  Executive Vice President    1997    195,000       86,200                        12,500          19,678
  and Chief Financial         1996    175,000       66,000                        10,000          35,666(12)
  Officer

---------------

 (1) Excludes perquisites and other benefits, unless the aggregate amount of such benefits exceeded the lesser of $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officer.

 (2) The salary amount in the table reflects the Company's payment of 85% of Mr. Piecuch's salary (based on an annual salary rate of $490,000) which is the percentage of time and effort devoted to the Company during 1998. The bonus amount in the table reflects the Company's payment of 85% of his total bonus amount of $371,500. The portion of Mr. Piecuch's aggregate salary and bonus paid by Lafarge S.A. for services rendered to Lafarge S.A. is not included in the table.

 (3) Includes $12,419 contributed or allocated by the Company to Mr. Piecuch's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan (including interest earned); $2,822 in term life insurance premiums paid by the Company; and $8,907 of interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year).

 (4) The salary amount in the table reflects the Company's payment of 85% of Mr. Piecuch's salary (based on an annual salary rate of $450,000) which is the percentage of time and effort devoted to the Company during 1997. The bonus amount in the table reflects the Company's payment of 85% of his total bonus amount of $271,350. The portion of

     Mr. Piecuch's aggregate salary and bonus paid by Lafarge S.A. for services rendered to Lafarge S.A. is not included in the table.

 (5) The salary amount in the table reflects the Company's payment of 20% of Mr. Piecuch's salary from January 1 through September 30, 1996 (during which time Mr. Piecuch was primarily working for Lafarge S.A. and was based in Paris, France) and 85% of Mr. Piecuch's salary (based on an annual salary rate of $425,000) from October 1 through December 31, 1996, which are the respective percentages of time and effort devoted to the Company during such periods. The bonus amount in the table reflects the Company's payment of 85% of his total bonus amount of $55,600. The portion of Mr. Piecuch's aggregate salary and bonus paid by Lafarge S.A. for services rendered to Lafarge S.A. is not included in the table.

 (6) Includes expenses of $127,681 in connection with Mr. Piecuch's relocation from France to the United States.

 (7) Includes $11,935 contributed or allocated by the Company to Mr. Balfe's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan (including interest earned); $1,705 in term life insurance premiums paid by the Company; and $13,360 of interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year).

 (8) This amount was paid as a tax equalization payment to reimburse Mr. Balfe for taxes and related expenses which he paid to the Canadian revenue authorities as a result of his performance of services in Canada (such payment being equal to the difference between the total tax paid in both the U.S. and Canada and the tax that would have been paid if only a U.S. tax return had been required, plus tax return preparation fees.)

 (9) Includes $12,355 contributed or allocated by the Company to Mr. Gage's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan (including interest earned); $1,459 in term life insurance premiums paid by the Company; and $13,638 of interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year).

(10) Includes $650 in term life insurance premiums paid by the Company on behalf of Mr. Cooke; and $3,440 of interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year); and $270 in personal financial services paid for by the Company.

(11) Includes $11,147 contributed or allocated by the Company to Mr. Waisanen's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan (including interest earned); $1,267 in term life insurance premiums paid by the Company; and $7,306 of interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year).

(12) Includes moving expenses of $18,739 in connection with Mr. Waisanen's relocation in 1996.

OPTION EXERCISES AND YEAR END VALUES

     The following table shows information with respect to stock options exercised during 1998 and unexercised options to purchase the Company's Common Stock granted to the Chief Executive Officer and the other named executive officers and held by them at December 31, 1998.

                                                        NUMBER OF SECURITIES                       VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED                      IN-THE-MONEY OPTIONS
                         SHARES                     OPTIONS AT DECEMBER 31, 1998                 AT DECEMBER 31, 1998(2)
                        ACQUIRED        VALUE      -------------------------------            ------------------------------
        NAME           ON EXERCISE   REALIZED(1)   EXERCISABLE       UNEXERCISABLE            EXERCISABLE      UNEXERCISABLE
        ----           -----------   -----------   -----------       -------------            -----------      -------------
John M. Piecuch          12,000       $266,375       86,250             68,750                $1,878,594         $922,344
Edward T. Balfe          18,750        589,594       65,000             55,000                 1,403,750          798,438
Duncan S. Gage           28,750        533,750           --             48,750                        --          733,750
Peter H. Cooke               --             --       15,000             47,500                   300,938          705,625
Larry J. Waisanen         6,000        141,000        8,125             31,875                   167,891          415,391

---------------

(1) Market value on exercise date minus option price times number of options exercised.

(2) Market value at year end minus option price times number of options. Year-end market value per share ($40.50) of the Company's Common Stock.

OPTION GRANTS

     The following table shows information with respect to grants of stock options pursuant to the Company's 1993 Stock Option Plan during 1998 to the Chief Executive Officer and the other named executive officers. No stock appreciation rights were granted under the Plan during 1998.

                                          OPTION GRANTS IN LAST FISCAL YEAR
                                   ------------------------------------------------    POTENTIAL REALIZABLE VALUE
                      NUMBER                                                             AT ASSUMED ANNUAL RATES
                   OF SECURITIES                                                             OF STOCK PRICE
                    UNDERLYING        PERCENTAGE OF                                         APPRECIATION FOR
                      OPTIONS         TOTAL OPTIONS                                          OPTION TERM(2)
                    GRANTED(1)     GRANTED TO EMPLOYEES     EXERCISE     EXPIRATION   -----------------------------
      NAME              (#)              IN 1998          PRICE ($/SH)      DATE           5%              10%
      ----         -------------   --------------------   ------------   ----------   -------------   -------------
John M. Piecuch       35,000               4.2%             $33.188       2/10/08     $1,892,062.91   $3,012,793.98
Edward T. Balfe       25,000               3.0%              33.188       2/10/08      1,351,473.51    2,151,995.70
Duncan S. Gage        20,000               2.4%              33.188       2/10/08      1,081,178.81    1,721,596.56
Peter H. Cooke        20,000               2.4%              33.188       2/10/08      1,081,178.81    1,721,596.56
Larry J. Waisanen     17,500               2.1%              33.188       2/10/08        946,031.46    1,506,396.99

---------------
(1) All of the options granted become exercisable in annual increments of 25% beginning one year after the date of grant and expire ten years after the date of grant.

(2) These assumed 5% and 10% rates of stock price appreciation are set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock options exercised, will depend on future performance of the Common Stock. The amounts shown represent the assumed market price of the Common Stock underlying the stock options (less exercise price) at the end of the ten-year period beginning on the date of grant and ending on the option expiration date. Based on a ten-year period beginning February 10, 1998 with the closing price on the New York Stock Exchange of the Company's Common Stock of $33.188, a share of the Company's Common Stock would have a value on February 10, 2008 of approximately $54.0589 at an assumed appreciation rate of 5% and approximately $86.0798 at an assumed appreciation rate of 10%.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Wilshire 5000 Index (a broad market equity index) and with the cumulative total return of a group of peer companies in the construction materials and cement industry selected by the Company for the period of five years commencing December 31, 1993 and ended December 31, 1998. The companies in the peer group index constructed by the Company are as follows: St. Lawrence Cement, Inc., Texas Industries, Inc., Southdown, Inc., Vulcan Materials Company and CalMat Co. In 1998, Medusa Corporation was merged with and into Southdown, Inc. Subsequently, Medusa terminated the registration of its outstanding common shares and has been eliminated from the peer group.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG LAFARGE CORPORATION, WILSHIRE 5000 INDEX AND PEER GROUP

                                                         LAFARGE                  WILSHIRE 5000               PEER GROUP**
                                                         -------                  -------------               -------------
 1993                                                  $ 100.00                    $ 100.00                    $ 100.00
 1994                                                  $  78.85                    $  99.91                    $  91.27
 1995                                                  $  84.51                    $ 136.36                    $ 111.99
 1996                                                  $  93.31                    $ 165.28                    $ 122.06
 1997                                                  $ 139.34                    $ 217.00                    $ 199.75
 1998                                                  $ 193.73                    $ 267.86                    $ 249.52

 * Assumes $100 invested on December 31, 1993 in Lafarge Corporation Common Stock, Wilshire 5000 Index and Peer Group Index (constructed by the Company as described above). Total return assumes reinvestment of dividends.

** Includes St. Lawrence Cement, Inc. (converted to U.S. currency at a constant rate), Texas Industries, Inc., Southdown, Inc., Vulcan Materials Company and CalMat Co.

RETIREMENT PLANS

     The Company has a trusteed noncontributory defined benefit pension plan for salaried U.S. employees. The normal retirement age of participants is 65. The amount of retirement income available to participants under the plan is based upon the years of credited service (not in excess of 35) and final average earnings, which is defined to be the average of the highest annual earnings (which includes salary, bonus and overtime payments) for any 60 consecutive months during the last 120 months of employment. The annual retirement income for each year of credited service is equal to 1.50% of the final average earnings, less 1.50% of annual primary social security benefits. A participant's accrued benefit under the plan is fully vested on the date on which such participant completes five years of service under the plan.

     Certain U.S.-domiciled executives of the Company are participants in a supplemental executive retirement plan (the "SERP") which supplements their benefits under the Lafarge Corp. retirement plan. Except as described below, the SERP will not be funded in advance for payment of future benefits; the general assets of the Company are the source of funds for the SERP. Pursuant to the SERP, the annual retirement income for each year of credited services for selected executives will be increased from that stated above to 1.75% of final average earnings, less 1.5% of annual primary social security benefits. Further, under the SERP, pension payments will be permitted in excess of the limit of $90,000 per year (as increased annually according to U.S. Internal Revenue Service rules) applicable under the Lafarge Corp. retirement plan. Mr. Piecuch and Mr. Waisanen are participants in the SERP.

     In October 1996, the Company established a trust to securitize SERP benefits upon a change of control of the Company or of Lafarge S.A. The trust will remain unfunded until a change in control is imminent, at which time the trust would become irrevocable and would be funded with cash sufficient to pay the benefits under the SERP. Also, the SERP was amended to provide that in the event of a change of control, the eligibility for SERP benefits will be expanded to cover SERP participants who are vested upon termination of employment but who are not otherwise eligible for retirement under the Company's retirement plan. The Board of Directors also adopted a resolution requiring the Company, in the event of a change of control, to make contributions to the Company's retirement plan to the maximum extent allowable as a current deduction for federal income tax purposes.

     The table set forth below illustrates the amount of combined annual pension benefits payable under the Lafarge Corp. retirement plan and the SERP to participants in specified average annual earnings and years-of-service classifications, without taking into account offsets for primary social security benefits.

                               PENSION PLAN TABLE

                    FIVE-YEAR                                         ANNUAL PENSION
                     AVERAGE                                COVERED YEARS OF SERVICE AT AGE 65
                     ANNUAL                        ----------------------------------------------------
                    EARNINGS                       15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
                    ---------                      --------   --------   --------   --------   --------
$50,000..........................................  $ 13,125   $ 17,500   $ 21,875   $ 26,250   $ 30,625
100,000..........................................    26,250     35,000     43,750     52,500     61,250
150,000..........................................    39,375     52,500     65,625     78,750     91,875
200,000..........................................    52,500     70,000     87,500    105,000    122,500
250,000..........................................    65,625     87,500    109,375    131,250    153,125
300,000..........................................    78,750    105,000    131,250    157,500    183,750
350,000..........................................    91,875    122,500    153,125    183,750    214,375
400,000..........................................   105,000    140,000    175,000    210,000    245,000
450,000..........................................   118,125    157,500    196,875    236,250    275,625
500,000..........................................   131,250    175,000    218,750    262,500    306,250
550,000..........................................   144,375    192,500    240,625    288,750    336,875
600,000..........................................   157,500    210,000    262,500    315,000    367,500

     The years of service credited under the retirement plan and the SERP at March 1, 1999 to each individual named in the compensation table above who is a participant in the plan were as follows: Mr. Piecuch -- 12 years (retirement), 21 years (SERP) and Mr. Waisanen -- 22 years (retirement), 22 years (SERP).

     Compensation of Directors. Directors of the Company who are also full-time employees of the Company or any subsidiary thereof receive no fees or remuneration for services as members of the Board of Directors or any committee of the Board. All other directors receive annual fees of $34,000 each, payable in quarterly installments, for their services as directors. In addition, such other directors receive an annual fee of $3,000 for each committee of the Board on which they serve (and an additional $3,000 per year for being chairperson of a committee), payable in quarterly installments, and a $1,000 fee for each Board meeting attended. The Company also reimburses directors for travel, lodging and related expenses they may incur attending Board and committee meetings.

     The Company has adopted a plan which permits directors to defer the payment of directors' fees until the termination as members of the Board. Elections must be made prior to the date of the annual meeting of stockholders in each year and must specify the settlement option in the event of such termination (lump sum or annual installments over a period not to exceed 10 years). Deferred directors' fees under the plan bear interest computed quarterly at the average prime rate for the quarter.

     The Company has a retirement plan for directors of the Company who are not employees of the Company or any of its subsidiaries. Under the plan, an eligible director who is 70 years of age or older (or, with the approval of the Board Governance Committee, between the ages of 65 and 69) and has seven or more years of credited service as a director is entitled to receive upon his or her retirement from the Board of Directors an annual payment of $20,000 for the remainder of his or her life, and his or her surviving spouse is entitled to receive $10,000 per year for the remainder of his or her life following such director's death. Any nonemployee director who retires from the Board prior to age 70, who is 55 years of age or older and has three or more years of credited service is entitled under the plan to receive at retirement an annual payment of $20,000 per year for a period of time equal to his or her period of credited service as a director and, in the event of death prior to the end of such period, his or her surviving spouse shall be entitled to receive $10,000 per year for the balance of such period.

     Directors of LCI who are also full-time employees of the Company or any of its subsidiaries receive no fees or remuneration for services as members of the Board of Directors or any committee of the Board. All other directors of LCI are compensated for their services by payment of a retainer of Cdn. $14,000 per annum, payable semi-annually, plus Cdn. $1,000 for each meeting attended. In addition, such other directors receive Cdn. $1,000 for each committee meeting attended. Directors are reimbursed for costs of travel, meals and lodging incurred in connection with attendance at meetings. LCI does not provide any pension plan or plan of deferred compensation for directors. LCI has five directors who are not full-time employees of the Company or any of its subsidiaries.

     In 1998, Bertrand Collomb received a salary of $220,000 for serving as Chairman of the Board of the Company; Bernard Kasriel received a salary of $110,000 for serving as Vice Chairman of the Board; and John D. Redfern received a fee of Cdn. $36,400 for serving as Chairman of the Board of LCI.

     Effective October 1, 1997, the Company entered into a three-year consulting agreement with Robert W. Murdoch pursuant to which Mr. Murdoch is paid $4,000 per day for consulting services, not to exceed $100,000 per contract year nor $300,000 in the aggregate during the term of the agreement. During 1998, Mr. Murdoch was paid $26,000 for consulting services pursuant to the agreement.

     Five directors served on a special committee to review the Redland Transaction. In 1998, Claudine B. Malone, Ronald D. Southern and Joe M. Rodgers each received $16,000 for their participation on the special committee. Marshall Cohen received $25,000 as vice chairman of the special committee and Alonzo L. McDonald received $32,000 as chairman of the special committee.

     Directors who are not officers or employees of the Company or any subsidiary are entitled to receive certain automatic grants of stock options ("Director Options") under the Company's 1993 Stock Option Plan, as amended and restated in May 1995 (the "1993 Plan"), and in 1999, under the 1998 Stock Option Plan (the "1998 Plan"). The material terms and conditions of the 1993 Plan and the 1998 Plan are the same. Nonemployee directors each were granted an option for 5,000 shares in February, 1995 and each nonemployee director subsequently elected or appointed to the Board of Directors automatically receives a one-time grant of an option for 5,000 shares. In February of each year, each nonemployee director automatically is granted an option for 1,000 shares. A nonemployee director may not be granted Director Options for more than the lesser of 20,000 shares or 5% of the outstanding shares of Common Stock. The exercise price per share is 100% of the per share fair market value of the Company's Common Stock on the option grant date.

     The vesting schedule for Director Options is based on the years of service by the director on the Board of Directors. If a nonemployee director has served on the Board continuously for more than four years at the time of option grant, then the Director Option will be fully vested on the date of grant. If the nonemployee director has served on the Board for less than four years at the time of option grant, then the Director Option will be vested at the date of grant with respect to one-fourth of the shares for each continuous full year of service on the Board prior to the grant date and will vest with respect to one-fourth of the shares on each subsequent anniversary of the date of commencement of the nonemployee director's service on the Board, so that the option will be fully vested as to all of the underlying shares on the date which is four years from such date of commencement. A Director Option will expire and become null and void no later than the first to occur of (i) 10 years from the grant date, (ii) three years from the date of termination of the director's service on the Board of Directors by reason of death or retirement under the normal or early retirement provisions of any retirement plan maintained by the Company for nonemployee directors or
(iii) three months from the date of termination of the director's service on the Board of Directors for any reason other than death or retirement as described in clause (ii). If, however, the director's service is terminated by reason of his
(i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate, his or her Director Options will expire and become null and void immediately.

INDEBTEDNESS OF MANAGEMENT

     The Company and LCI have extended non-interest bearing loans to certain of their officers for the purpose of assisting in the purchase of housing in the course of relocations. With respect to loans with an outstanding balance in excess of $60,000 at any time during 1998, the largest aggregate amount of such indebtedness outstanding during 1998 and the amount thereof outstanding as of December 31, 1998, respectively, were as follows with respect to the following individuals: Bertrand P. Collomb, Chairman of the Board -- $75,560, $67,676; John M. Piecuch, President and Chief Executive Officer -- $111,667, $101,667; Edward T. Balfe, Executive Vice President and President Construction Materials Group -- $165,000, $155,000; Duncan Gage, Executive Vice President and President -- U.S. Cement Region, $168,333, $158,333; Larry J. Waisanen, Executive Vice President and Chief Financial Officer, $90,000, $85,000; Thomas
W. Tatum, Senior Vice President -- Human Resources (until January 1, 1999), $67,708, $60,712; James Nealis, Vice President -- Human Resources (effective January 1, 1999), $181,000; $181,000.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company, LCI and Lafarge S.A. are parties to three agreements concerning the sharing of costs for research and development, strategic planning, human resources, communications activities, marketing and technical assistance for the gypsum wallboard division and the use of certain trademarks. In 1998, the Company and LCI recorded expenses under these agreements for the approximate sums of $3,880,000 and Cdn. $3,227,000, respectively. The Company and LCI have entered into agreements with Lafarge S.A. under which Lafarge S.A. pays for certain services provided to Lafarge S.A. by the Company and LCI. In 1998, charges to Lafarge S.A. totaled approximately $222,000.

     During 1998, the Company and LCI purchased products from the Lafarge S.A. Group in the ordinary course of business. These purchases totaled approximately $59,992,000 and Cdn. $838,000 for the Company and LCI, respectively.

     Messrs. Collomb, Kasriel, Lefevre, Murdoch, Piecuch and Rose are also directors or officers of Lafarge S.A.

     Mr. Buell is a director of B.C. Gas Utility from which LCI purchased natural gas ($1,161,000) in 1998. Mr. Southern is a director of Canadian Pacific Limited from which LCI purchased railroad transportation ($7,381,000) in 1998. All of these purchases were made in the ordinary course of business.

     Ms. Malone is a director of Lowe's Companies, to which the Company sold gypsum wallboard ($5,811,000) in 1998. Mr. Buell is a director of Placer Dome Inc., to which the Company sold flyash, cement and ready-mixed concrete ($2,164,000) in 1998. All of these sales were made in the ordinary course of business.

     One of the banks with which the Company maintains banking relations is the Canadian Imperial Bank of Commerce. Mr. Collomb was a director of the bank. Mr. Collomb resigned as a director of the Canadian Imperial Bank of Commerce effective October, 1998. The Company maintains borrowing relations with Sun Trust Bank, Nashville. Mr. Rodgers is a director of the bank. Mr. Nadeau is a director of Sun Life Assurance

Company which is an insurance provider to LCI. Mr. Cohen is a director of American International Group, Inc., which is an insurance provider to the Company.

                                    AUDITORS

     The firm of Arthur Andersen LLP audited the consolidated financial statements of the Company for the fiscal year ended December 31, 1998. Upon the recommendation of the Audit Committee, Arthur Andersen LLP has been appointed by the Board of Directors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999, and stockholder approval of such appointment is requested. While there is no legal requirement that this proposal be submitted to stockholders, it will be submitted at the meeting nonetheless, as the Board believes that the selection of auditors to audit the consolidated financial statements of the Company is of sufficient importance to seek stockholder approval. In the event the proposal is defeated, the Board will reconsider its appointment of auditors of the Company. It is expected that one or more representatives of Arthur Andersen LLP will be present at the meeting and available to respond to appropriate questions. Such representatives will also have an opportunity to make a statement if they desire to do so.

     The Audit Committee of the Board of Directors is presently composed of Thomas A. Buell, Marshall A. Cohen, Philippe P. Dauman, Bertin F. Nadeau and Joe
M. Rodgers. The Audit Committee makes an annual recommendation to the Board of Directors as to the appointment of auditors of the Company for the ensuing fiscal year. The Audit Committee also reviews the results and scope of and the fees for the annual audit, reviews the financial statements and any significant transactions or events and any changes in accounting principles and practices with the auditors and reviews the internal controls and internal audit procedures and programs of the Company. The Audit Committee held two meetings in 1998.

                                 OTHER MATTERS

     Management of the Company does not intend to present any other matters at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

     The 2000 annual meeting of stockholders of the Company is scheduled to be held during the first week of May 2000. In order to be considered for inclusion in the proxy material for that meeting, stockholder proposals must be received at the Company's principal executive office not later than November 25, 1999. In addition, under the Securities and Exchange Commission's Rule 14a-4, the Company will be able to use proxies given to it for the 2000 annual meeting to vote for or against any stockholder proposal submitted, other than pursuant to Rule 14a-8, at the Company's discretion, unless the proposal is submitted to the Company on or before February 8, 2000.

FORM 10-K ANNUAL REPORT

     The Company will provide without charge to each person from whom a proxy is solicited by this proxy statement, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Section 13(a)(2) under the Securities Exchange Act of

1934 for the Company's most recent fiscal year. Requests should be directed to David C. Jones, Vice President -- Legal Affairs and Secretary, Lafarge Corporation, P.O. Box 4600, Reston, Virginia 20195.

                                           By Order of the Board of Directors,

                                               DAVID C. JONES
                                           Vice President--Legal
                                           Affairs and Secretary

Reston, Virginia
March 29, 1999

                              LAFARGE CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 4, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bertrand P. Collomb, John D. Redfern and John
M. Piecuch (acting by majority or, if only one be present, by that one alone), and each of them, proxies, with power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Lafarge Corporation (the "Company") standing in the name of the undersigned on March 8, 1999, at the Annual Meeting of Stockholders to be held on May 4, 1999 in McLean, Virginia, and at any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS; ALL OF WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

THIS PROXY GRANTS DISCRETIONARY AUTHORITY TO VOTE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING.
--------------------------------------------------------------------------------
    PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
This proxy should be signed exactly as your name(s) appear(s) hereon. Joint owners should both sign. If signing as attorney, executor, guardian, or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

---------------------------------------    ------------------------------------

---------------------------------------    ------------------------------------

---------------------------------------    ------------------------------------


-------------------------------------------------------------------------------

\[X]PLEASE MARK VOTES
   AS IN THIS EXAMPLE

   ------------------------------                                                         For All    With-   For All
         LAFARGE CORPORATION                                                              Nominees   held    Except
   ------------------------------        1.  Election of Directors.                        [ ]        [ ]      [ ]
                                             The nominees are:

                                             THOMAS A. BUELL        PAUL W. MACAVOY       JOHN D. REDFERN
   Mark box at right if an address           MARSHALL A. COHEN      CLAUDINE B. MALONE    JOE M. RODGERS
   change or comment has been noted  [ ]     BERTRAND P. COLLOMB    ROBERT W. MURDOCH     MICHEL ROSE
   on the reverse side of this card.         PHILIPPE P. DAUMAN     BERTIN F. NADEAU      RONALD D. SOUTHERN
                                             BERNARD L. KASRIEL     JOHN M. PIECUCH
   I PLAN TO ATTEND THE MEETING.     [ ]     JACQUES LEFEVRE

                                             INSTRUCTIONS. TO WITHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, MARK THE
                                             "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE
                                              NOMINEE(S) IN THE LIST PROVIDED ABOVE.

The signer hereby revokes all proxies    2.  Approval of appointment of Arthur Andersen     For     Against   Abstain
heretofore given by the signer to            LLP as auditors of the Company.                [ ]       [ ]      [ ]
vote at said meeting or any
adjournments thereof.                    3.  In their discretion, the Proxies are authorized
                                             to vote on such other business as may properly
                      -----------------      come before the meeting or any adjournment thereof.
Please be sure to     Date
sign and date this    -----------------
Proxy

---------------------------------------





Stockholder sign here  Co-owner sign here
-----------------------------------------

DETACH CARD                                                          DETACH CARD